UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2026

C2 Blockchain, Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 SW 8th St Unit #2008

Miami, FL 33184

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “us,” “our,” “C2 Blockchain,” or the “Company” refer to C2 Blockchain, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 4, 2026, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada (the “Amended and Restated Articles”).

The Amended and Restated Articles, among other things, increase the Company’s authorized capital stock to an aggregate of 1,520,000,000 shares, consisting of 1,500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Of the authorized preferred stock, 5,000,000 shares have been designated as Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 100 votes per share on all matters submitted to a vote of the Company’s stockholders and is convertible, at the option of the holder, into 100 shares of the Company’s common stock, subject to the availability of authorized and unissued shares of common stock at the time of conversion.

The Amended and Restated Articles also provide that the remaining 15,000,000 shares of preferred stock may be issued from time to time in one or more series with such rights, preferences, privileges, and restrictions as may be determined by the Company’s Board of Directors.

The foregoing description of the Amended and Restated Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: March 5, 2026

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer, President, and Director